UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2025

SUI GROUP HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Minnesota	001-41472	90-0316651
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1907 Wayzata Boulevard, Suite 205

Wayzata, MN 55391

(Address of principal executive offices)

(952) 479-1923

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SUIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 30, 2025, Sui Group Holdings Limited (the “Company”) filed an amendment to its Amended and Restated Articles of Incorporation, as amended, to increase the total number of shares of capital stock authorized for issuance thereunder from 111,111,111 to 2,000,000,000. This amendment was approved by the Company’s stockholders at the Company’s annual meeting held on September 15, 2025. A copy of the amendment is filed as an exhibit to this report.

Item 8.01 Other Events.

As of September 30, 2025, the Company held an aggregate of 105,393,692.55 of the native cryptocurrency of the Sui blockchain, commonly referred to as “SUI,” for an aggregate purchase price of approximately $381.5 million.

Item 9.01 Financial Statements and Exhibits.

Ex. No.	Description
3.1	Articles of Amendment to Amended and Restated Articles of Incorporation, as amended, filed with the Minnesota Secretary of State on September 30, 2025 (filed herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUI GROUP HOLDINGS LIMITED

Date: October 6, 2025
	By:	/s/ Douglas M. Polinsky
Douglas M. Polinsky
Chief Executive Officer

EXHIBIT INDEX

Ex. No.	Description
3.1	Articles of Amendment to Amended and Restated Articles of Incorporation, as amended, filed with the Minnesota Secretary of State on September 30, 2025 (filed herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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